Consent of Independent Auditors

We consent to the incorporation of our report dated December 21, 2006, on the financial statements of DJ Connection - Tulsa, Inc. (the “Company”) for the years ended December 31, 2005 and 2004, included in the Form SB2 registration of DJ Connection - Tulsa, Inc. as filed with the Securities and Exchange Commission on December 27, 2006.

Sutton Robinson Freeman & Co., P.C.

Tulsa, Oklahoma
December 26, 2006

SUTTON ROBINSON FREEMAN & CO., P.C.

2727 East 21st Street, Suite 600   ●  Tulsa, Oklahoma 74114-3537   ● 918.747.7000    ● Fax 918.743.7525    ● www.telcpa.com